Exhibit 99.1
REVOCABLE PROXY
ALLIANCE FINANCIAL CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 20, 2006
     The undersigned hereby appoints Jack H. Webb and John H. Watt, Jr., and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Alliance Financial Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”), to be held on Wednesday, September 20, 2006, at 120 Madison Street, 18th Floor, Syracuse, New York 13202 at 10:00 a.m. local time, and at any and all adjournments thereof, as follows:

		FOR	AGAINST	ABSTAIN

1.	Approval of the Agreement and Plan of Merger, dated as of April 23, 2006,by and between Alliance Financial Corporation and Bridge Street Financial, Inc.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Authorization of the proxies to vote upon such other business as may properly come before the special meeting or any adjournment or post- ponement thereof.	☐	☐	☐
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.
The Board of Directors recommends a vote “FOR” the listed proposals.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned may revoke this proxy by: (i) filing with the Corporate Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).
     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Proxy Statement dated on or about                                         , 2006.

Dated:

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee, guardian or corporate officer please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE